UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 23, 2016

TRULI MEDIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53641	26-3090646
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1638 Tower Grove Drive, Beverly Hills, CA	90210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 274-0224

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Effective September 23, 2016, Truli Media Group, Inc., a Delaware corporation (the “Company”), Mr. Michael Jay Solomon, the Company’s Chairman and sole officer, and Mr. Elliot Maza entered into a Stock Purchase Agreement (the “SPA”) pursuant to which Mr. Maza purchased 1,336,676 shares of the Company’s common stock from Mr. Solomon and a trust affiliated with Mr. Solomon for a total purchase price of $6,000. Under the terms of the SPA, Mr. Solomon resigned as President, Chief Executive Officer, and Chief Financial Officer and the Company appointed Mr. Maza as Chief Executive Officer and Chief Financial Officer. Mr. Solomon will remain Chairman of the Board of Directors. The office of President will remain vacant.

Mr. Maza, 61, has served as an executive officer and director of numerous public companies. From May 2006 through the present, he has served as either part-time or full-time Chief Financial Officer of Intellect Neurosciences, Inc. (OTCQB: ILNS) and from July 2014 through the present he has also served as its Chairman and Chief Executive Officer. From November 2014 through January 2015, Mr. Maza served as a consultant to Immune Pharmaceuticals Inc. (Nasdaq: IMNP) and from January 2015 through the present he has also served as a director and chairman of the Audit Committee. In addition, from May 2011 through January 2014, he served as the Chief Executive Officer, Chief Financial Officer and Secretary of Cocrystal Pharma, Inc. (OTCQB: COCP), formerly Biozone Pharmaceuticals, Inc. From August 2015 through March 2016, he served as Chief Financial Officer of Exactus, Inc. (OTCPink: EXDI), formerly Spiral Energy Tech, Inc., and from January 2016 through March 2016, he also served as its Chief Executive Officer and a director.

Mr. Maza will not be compensated for his service to the Company. As a result of the transaction described above, Mr. Maza acquired beneficial ownership of 52.3% of the Company’s outstanding common stock, constituting a change of control of the Company. Mr. Maza acquired the shares using a combination of his own funds and funds from Mr. Michael Harris, a non-affiliate who is a partner at a law firm representing the Company.

Effective September 23, 2016, the Company and Mr. Solomon also entered into a Note Purchase Agreement (the “NPA”) with two institutional investors pursuant to which Mr. Solomon sold a convertible promissory note issued to him by the Company to the investors. The NPA also included a provision under which Mr. Solomon has a one-year option to purchase all of the Company’s current operating assets for $5,000. The option is exercisable through March 23, 2016 with the consent of one of the investors, and thereafter through September 23, 2017 without the consent of the investors. The Company is in the process of transferring the assets to a newly-formed wholly-owned subsidiary of the Company. The Company has agreed that Mr. Solomon will have sole authority to vote the stock of such subsidiary, appoint its board of directors, and manage its day-to-day operations. If Mr. Solomon exercises the option to acquire the Company’s assets, he will also assume and pay off all of the Company’s outstanding operating liabilities as of the date of exercise, other than costs incurred in connection with the Company’s obligations as a public reporting company, and will be responsible for such costs going forward. Mr. Solomon will not assume the convertible promissory notes sold to the investors under the NPA.

2

Item 5.01 Changes in Control of Registrant.

Incorporated by reference from Item 1.01, above.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Incorporated by reference from Item 1.01, above.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1	Stock Purchase Agreement
10.2	Form of Note Purchase Agreement

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Truli Media Group, Inc.

Date: September 29, 2016	By:	/s/ Elliot M. Maza
	Name:	Elliot M. Maza
	Title:	Chief Executive Officer

4